UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 31, 2024

Tamboran Resources Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-42149	93-4111196
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
Suite 01, Level 39, Tower One, International Towers Sydney
100 Barangaroo Avenue, Barangaroo NSW 2000
(Address of principal executive offices, including Zip Code)
Registrant’s telephone number, including area code: Australia +61 2 8330 6626

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.001 par value per share	TBN	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933
(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01Entry into a Material Definitive Agreement.
Performance Bond Facility Agreement and related Deed of Guarantee and Indemnity
Tamboran (West) Pty Limited, as borrower (“TBN West”), and Tamboran Resources Pty Ltd, as guarantor (together with
TBN West, the “Obligors”), each a wholly-owned subsidiary of Tamboran Resources Corporation (the “Company”), have entered into a Performance Bond Facility Agreement, dated December 19, 2024,  with Macquarie Bank Limited (“Macquarie”), as lender (the
“Facility Agreement”), establishing three performance guarantee facilities to be used to support ongoing development activities, subject to certain conditions precedent, for an aggregate commitment of A$35.0 million. A$ is a reference to the currency of Australia.
The Facility Agreement provides TBN West with A$25.0 million in availability (“Facility A”) for letters of credit and bank guarantees (“performance bonds”), and includes two potential additional performance bond facilities, each in the amount of A$5.0 million (“Facility B” and “Facility C,” respectively, and collectively, the “Facilities”). Availability under the Facility B and Facility C is subject, among other conditions, to the Company raising additional capital in the amounts of at least A$62.5 million and A$75 million, respectively. All Facilities terminate on December 19, 2027 (the “Termination Date”).
During the availability period under the Facilities, TBN West is required to pay each lender a quarterly commitment fee equal to 4.0% per annum on such lender’s unutilized commitment under the Facilities. TBN West is also required to pay an establishment fee equal to 2.0% of the aggregate commitments under the Facilities on the date of the Facility Agreement and a fee equal to 10% of the amounts funded under the Facilities.  Amounts advanced under the Facilities upon any claim on a performance bond, if not immediately repaid by an Obligor in full, will accrue interest on the overdue amount at a rate of 12% per annum.
The Company, as guarantor, and Macquarie, as lender, have entered into a Deed of Guarantee and Indemnity (the “Deed of
Guarantee”), dated December 19, 2024, pursuant to which the Company agreed, among other things, to unconditionally guarantee, in full, the repayment obligations of the Obligors under the Facility Agreement.
The foregoing descriptions of the Facility Agreement and the Deed of Guarantee do not purport to be complete and are qualified in their entirety by reference to the full text of the agreement, filed herewith as Exhibit 10.1 and Exhibit 10.2, respectively, and incorporated herein by reference.
The Facility Agreement and the Deed of Guarantee contain customary representations, warranties and covenants that were made solely for the benefit of the parties thereto. Such representations, warranties and covenants (i) are intended as a way of allocating risk between the parties and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by shareholders of, or other investors in, the Company. Accordingly, the Facility Agreement and Deed of
Guarantee are included with this filing only to provide investors with information regarding the terms of the transaction and not to provide investors with any other factual information regarding the Company. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of such agreements, which subsequent information may or may not be fully reflected in public disclosures.
Item 2.03Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a
Registrant.
The information set forth in Item 1.01 is incorporated herein by reference.
Item 9.01Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1*	Performance Bond Facility Agreement, dated December 19, 2024, by and among Tamboran (West) Pty Limited, as borrower, Tamboran Resources Pty Ltd, as guarantor, and Macquarie Bank Limited, as lender.
10.2*	Deed of Guarantee and Indemnity, dated December 19, 2024, between Tamboran Resources Corporation, as guarantor, and Macquarie Bank Limited, as lender.
104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101).
*The exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). The
Company agrees to furnish supplementally a copy of all omitted exhibits and schedules to the Securities and Exchange
Commission upon its request.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAMBORAN RESOURCES CORPORATION

Date: December 31, 2024	By:	/s/ Eric Dyer
Eric Dyer Chief Financial Officer